CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
WNC Housing Tax Credit Fund VI, L.P., Series 7

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-11, pre-effective amendment no. 2, of our report dated July 21, 1999 relating to the financial statements of WNC Housing Tax Credit Fund VI, L.P., Series 7, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                             BDO SEIDMAN, LLP

Orange County, California
July 21, 1999